Wiley Reports Fourth Quarter and Fiscal Year 2022 Results
June 15, 2022 - Hoboken, NJ – Wiley (NYSE: WLY), a global leader in scientific research and career-connected education, today announced results for the fourth quarter and fiscal year ended April 30, 2022.

FOURTH QUARTER SUMMARY
•	GAAP Results: Revenue of $546 million (+2%), Operating Income of $58 million (+14%), and EPS of $0.76 (+4%)
•	Adjusted Results (at constant currency): Revenue of $546 million (+4%), Adjusted EBITDA of $111 million (flat), and Adjusted EPS of $1.08 (-6%)

FULL YEAR SUMMARY
•	Guidance: In line for Revenue, Adjusted EBITDA and Adjusted EPS. Exceeded for Free Cash Flow
•	GAAP Results: Revenue of $2,083 million (+7%), Operating Income of $219 million (+18%), EPS of $2.62 (-0.4%), and Cash Provided by Operating Activities of $339 million (-6%)
•	Adjusted Results (at constant currency): Revenue of $2,083 million (+7%), Adjusted EBITDA of $433 million (+3%), and Adjusted EPS of $4.16 (+1%)
•	Free Cash Flow of $223 million, down 13% due to one-time items in prior year
•	Digital Products and Tech-Enabled Services: 83% of total revenue
•	Recurring Revenue: 58% of total revenue

MANAGEMENT COMMENTARY
"Wiley delivered another solid year in Fiscal 2022 as we materially accelerated organic growth, delivered on our financial targets, and surpassed $2 billion in revenue for the first time," said Brian Napack, President and CEO.  "Our consistent strategy to lead in open scientific research and career-connected education, our strong cash flow, and our dedication to operational excellence position us well for the future."

FOURTH QUARTER PERFORMANCE
GAAP Measures Unaudited ($millions except for EPS)	Q4 2022	Q4 2021	Change
Revenue	$545.7	$536.3	2%
Operating Income	$58.4	$51.2	14%
Diluted EPS	$0.76	$0.73	4%
Non-GAAP Measures	Q4 2022	Q4 2021	Change	Change Constant Currency
Revenue	$545.7	$536.3	+2%	+4%
Adjusted EBITDA	$110.9	$112.7	(2%)	0%
Adjusted EPS	$1.08	$1.15	(6%)	(6%)
•	Excluding FX and acquisitions, revenue rose 2% for the quarter.
•	Wiley recorded an unfavorable FX variance of $11 million in revenue and $1 million in Adjusted EBITDA. There was no material FX variance to Adjusted EPS.

Revenue
•	Research Publishing & Platforms rose 5% as reported and 6% at constant currency and excluding acquisitions, driven by growth in both publishing and platforms.
•
Academic & Professional Learning declined 7% as reported and 5% at constant currency driven by declines in Education Publishing and trade publishing, offsetting a continued strong recovery in corporate training.

•	Education Services rose 8% as reported and 6% at constant currency and excluding acquisition, with robust growth in Talent Development Services offsetting a decline in University Services.

Adjusted EBITDA
•	Research Publishing & Platforms rose 12% mainly driven by revenue performance. Q4 Adjusted EBITDA margin of 34%.
•	Academic & Professional Learning declined 3% at constant currency, with the revenue decline mitigated by lower employee costs. Q4 Adjusted EBITDA margin of 27%.
•	Education Services was down 29% mainly due to investments to expand our corporate client relationships in Talent Development. Q4 Adjusted EBITDA margin of 12%.
•	Adjusted Corporate Expenses rose 14% mainly due to higher technology and marketing expenses.

EPS
•	GAAP EPS was $0.76 compared to $0.73 in the prior year period.
•	Adjusted EPS decline primarily due Adjusted EBITDA decline.

FISCAL YEAR 2022 PERFORMANCE
GAAP Measures Unaudited ($millions except for EPS)	Fiscal 2022	Fiscal 2021	Change
Revenue	$2,082.9	$1,941.5	+7%
Operating Income	$219.3	$185.5	+18%
Diluted EPS	$2.62	$2.63	(0.4%)
Net Cash Provided by Operating Activities	$339.1	$359.9	(6%)
Non-GAAP Measures	Fiscal 2022	Fiscal 2021	Change	Change Constant Currency
Revenue	$2,082.9	$1,941.5	+7%	+7%
Adjusted EBITDA	$433.0	$419.0	+3%	+3%
Adjusted EPS	$4.16	$4.00	+4%	+1%
Free Cash Flow Less Product Development Spending	$223.2	$256.6	(13%)
•	Excluding FX and acquisitions, revenue rose 5%.
•	Wiley recorded a favorable FX variance of $6 million in revenue and $1 million in Adjusted EBITDA, along with a favorable FX variance of $0.11 in Adjusted EPS.
•
Starting in Fiscal 2022, Wiley’s Adjusted EPS metric now excludes the impact of certain non-cash items related to acquisitions, notably the amortization of acquired intangible assets.  The Company does not consider these non-cash items to be indicative of ongoing operating performance.

•
Revenue growth driven by Research Publishing & Platforms (+9% as reported and +5% at constant currency and excluding impact of acquisitions) and Education Services (+14% and +12% at constant currency and excluding acquisition impact), with modest growth delivered by Academic & Professional Learning (+1% as reported and at constant currency)

•
GAAP EPS slight decline mainly due to a higher effective tax rate (29% compared to 16% in Fiscal 2021) and higher interest expense, offsetting higher operating income and prior year restructuring charges.

•
Adjusted EPS and Adjusted EBITDA growth largely due to revenue growth and cost savings, partially offset by investments in Research and Education Services growth initiatives.  Wiley’s Adjusted EBITDA margin declined slightly from 21.6% in Fiscal 2021 to 20.8% in Fiscal 2022.

•	Balance Sheet: net debt-to-EBITDA ratio at April end was 1.6, down from 1.7 in prior year.
•
Free Cash Flow less Product Development Spending decline due to non-recurrence of a $21 million cash tax refund in Fiscal 2021, higher annual incentive compensation payments and higher capital expenditures in Fiscal 2022.  Capex rose $13 million to $116 million largely due to reduced investment in Fiscal 2021 due to COVID-19.

•	Acquisitions: The Company spent $76 million on acquisitions in Research Platforms and University Services. This was down from $300 million spent in Fiscal 2021.
•
Returns to Shareholders:  The Company raised its dividend for the 28th consecutive year in Fiscal 2022.  For the year, Wiley utilized $77 million for dividends and $30 million to repurchase approximately 544,000 shares at an average cost per share of $55.14.

FISCAL YEAR 2023 OUTLOOK
•	Revenue: The Company anticipates mid-single digit revenue growth at constant currency driven by Research and Education Services.
•
Earnings:  Wiley expects gains from revenue growth to be offset by wage inflation and growth investments in Research and Corporate Talent Development.  Adjusted EPS performance is expected to be adversely impacted by 35-cents of non-operational items such as higher interest expense, higher tax expense, and lower pension income.   Wiley’s adjusted effective tax rate is expected to be 22-23% in Fiscal 2023, up from 20% in Fiscal 2022.  This is primarily due to an anticipated less favorable mix of earnings by country and an increase in the UK statutory rate.  Fiscal 2022 also benefitted from certain non-recurring tax benefits.

•
Free Cash Flow:  Wiley expects positive cash earnings and lower incentive payouts for Fiscal 2022 performance compared to prior year to be offset by higher cash taxes, interest and capex ($115 to $125 million vs. $116 million in Fiscal 2022).

•
Foreign Exchange Impact:  With Wiley generating 47% of its revenue from outside the US, the Company’s reported results are adversely impacted by a strengthening US dollar, particularly in relation to the Euro and the British pound.  Given volatility in exchange rates, there is now a material FX impact to our Fiscal 2023 outlook relative to our outlook at constant currency.

Metric ($millions, except EPS)	Fiscal 2022*	Fiscal 2023 Outlook* At constant currency	FX Impact**	Fiscal 2023 Outlook^ At spot rates
Revenue	$2,083	$2,175 - $2,215	$(75)	$2,100 - $2,140
Adjusted EBITDA	$433	$425 - $450	$(25)	$400 - $425
Adjusted EPS	$4.16	$3.70 - $4.05	$(0.30)	$3.40 - $3.75
Free Cash Flow	$223	$210 - $235	$(25)	$185 - $210
*Based on Fiscal 2022 average rates of 1.15 euro and 1.36 British pound
**Variance between Fiscal 2022 average rates and spot rates as of June 10:  1.06  euro and 1.24 British pound
^Fiscal 2023 outlook at spot rates as of June 10

EARNINGS CONFERENCE CALL
Scheduled for today, June 15 at 10:00 am (ET).  Access webcast at Investor Relations at investors.wiley.com, or directly at https://events.q4inc.com/attendee/828353638.  U.S. callers, please dial (888) 210-3346 and enter the participant code 2521217#.   International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley (NYSE: WLY) is a global leader in research and education, unlocking human potential by enabling discovery, powering education, and shaping workforces.  For over two hundred years, Wiley has fueled the world’s knowledge ecosystem.  Today, our high-impact content, platforms, and services help researchers, learners, institutions, and corporations achieve their goals in an ever-changing world.  Visit us at investors.wiley.com, Wiley.com, Like us on Facebook and  Follow us on Twitter and LinkedIn

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Income Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information.  We have not provided our 2023 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses.  These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition.  Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements.  Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors.  Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2023 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

CATEGORY: EARNINGS RELEASES

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2022	2021	2022	2021
Revenue, net	$545,653	$536,252	$2,082,928	$1,941,501
Costs and expenses:
Cost of sales	187,004	168,037	700,658	625,335
Operating and administrative expenses	279,331	286,882	1,079,585	1,022,660
Restructuring and related (credits) charges	(266)	8,497	(1,427)	33,310
Amortization of intangible assets	21,153	21,596	84,836	74,685
Total costs and expenses	487,222	485,012	1,863,652	1,755,990

Operating income	58,431	51,240	219,276	185,511
As a % of revenue	10.7%	9.6%	10.5%	9.6%

Interest expense	(5,063)	(4,455)	(19,802)	(18,383)
Foreign exchange transaction losses	(1,704)	(1,504)	(3,192)	(7,977)
Gain on sale of certain assets	-	-	3,694	-
Other income, net	161	4,992	9,685	16,761

Income before taxes	51,825	50,273	209,661	175,912

Provision for income taxes	8,679	8,944	61,352	27,656
Effective tax rate	16.7%	17.8%	29.3%	15.7%
Net income	$43,146	$41,329	$148,309	$148,256
As a % of revenue	7.9%	7.7%	7.1%	7.6%

Earnings per share
Basic	$0.78	$0.74	$2.66	$2.65
Diluted	$0.76	$0.73	$2.62	$2.63

Weighted average number of common shares outstanding
Basic	55,668	55,814	55,759	55,930
Diluted	56,529	56,616	56,598	56,461

Notes:
(1) The supplementary information included in this press release for the three months and year ended April 30, 2022 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

In the year ended April 30, 2022, we completed the acquisition of certain assets of XYZ Media Inc. (Education Services segment), the assets of the eJournalPress business and J&J Editorial Services, LLC (both in Research Publishing & Platforms segment), two immaterial businesses in our Research Publishing & Platforms segment, and one immaterial business included in our Education Services segment.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS
	Three Months Ended		Year Ended
	April 30,		April 30,
	2022	2021	2022	2021
US GAAP Earnings Per Share - Diluted	$0.76	$0.73	$2.62	$2.63
Adjustments:
Restructuring and related (credits) charges	-	0.12	(0.02)	0.44
Foreign exchange losses (gains) on intercompany transactions	0.02	(0.01)	0.02	(0.02)
Amortization of acquired intangible assets (3)	0.29	0.31	1.21	1.08
Gain on sale of certain assets (4)	-	-	(0.05)	-
Income tax adjustments (5) (6)	0.01	-	0.38	(0.13)
Non-GAAP Adjusted Earnings Per Share - Diluted	$1.08	$1.15	$4.16	$4.00

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes
	Three Months Ended		Year Ended
(amounts in thousands)	April 30,		April 30,
	2022	2021	2022	2021
US GAAP Income Before Taxes	$51,825	$50,273	$209,661	$175,912
Pretax Impact of Adjustments:
Restructuring and related (credits) charges	(266)	8,497	(1,427)	33,310
Foreign exchange losses (gains) on intercompany transactions	1,019	(385)	1,513	(1,457)
Amortization of acquired intangible assets	22,265	22,728	89,346	79,421
Gain on sale of certain assets (4)	-	-	(3,694)	-
Non-GAAP Adjusted Income Before Taxes	$74,843	$81,113	$295,399	$287,186

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision	$8,679	$8,944	$61,352	$27,656
Income Tax Impact of Adjustments (7)
Restructuring and related (credits) charges	(142)	1,702	(260)	8,065
Foreign exchange losses (gains) on intercompany transactions	41	40	597	(363)
Amortization of acquired intangible assets	6,017	5,187	20,816	18,511
Gain on sale of certain assets (4)	-	-	(922)	-
Income Tax Adjustments:
Impact of increase in UK statutory rate on deferred tax balances (5)	(689)	3,261	(21,415)	(3,511)
Impact of US CARES Act (6)	-	-	-	13,998
Impact of change in certain U.S. state tax rates in 2021 (8)	-	(3,225)	-	(3,225)
Non-GAAP Adjusted Income Tax Provision	$13,906	$15,909	$60,168	$61,131

US GAAP Effective Tax Rate	16.7%	17.8%	29.3%	15.7%
Non-GAAP Adjusted Effective Tax Rate	18.6%	19.6%	20.4%	21.3%

Notes:
(1)
See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2022 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2)	All amounts are approximate due to rounding.
(3)
Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income. It also includes the amortization of acquired product development assets, which is reflected in "Cost of sales" in the Condensed Consolidated Statements of Net Income.

(4)
The gain on sale of certain assets is due to the sale of our world languages product portfolio which was included in our Academic & Professional Learning segment, and resulted in a pretax gain of approximately $3.7 million during the year ended April 30, 2022.

(5)
In the three months ended July 31, 2021, the UK enacted legislation that increased its statutory rate from 19% to 25% effective April 1, 2023. This resulted in a non-cash deferred tax expense from the re-measurement of the Company’s applicable UK net deferred tax liabilities of $0.7 million, or $0.01 per share for the three months ended April 30, 2022, and $21.4 million, or $0.38 per share for the year ended April 30, 2022 . These adjustments impacted deferred taxes.

In the three months ended July 31, 2020, the UK enacted legislation that increased its statutory rate from 17% to 19%. This resulted in a $3.3 million, or $(0.06) per share, non-cash deferred tax benefit, and a $3.5 million, or $0.06 per share, non-cash deferred tax expense from the re-measurement of the Company’s applicable U.K. net deferred tax liabilities for the three months and year ended April 30, 2021, respectively. These adjustments impacted deferred taxes.

(6)
In connection with the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) and certain regulations, we carried back our April 30, 2020 US net operating loss (NOL) to our year ended April 30, 2015 and claimed a $20.7 million refund. The refund plus interest was received in February 2021. The NOL was carried back to fiscal year 2015 when the US corporate tax rate was 35.0%. The carryback to a year with a higher rate, plus certain additional net permanent deductions included in the carryback resulted in a $14.0 million tax benefit, or $(0.25) per share, $8.4 million from current taxes and $5.6 million from deferred taxes, for the year ended April 30, 2021.

(7)	For the three months and year ended April 30, 2022 and 2021, substantially all of the tax impact was from deferred taxes.
(8)
In connection with the increase in certain US state tax apportionment factors in 2021, we recorded income tax expense of $3.2 million, or $0.06 per share for the three months and year ended April 30, 2021. These adjustments impacted deferred taxes.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2022	2021	2022	2021
Net Income	$43,146	$41,329	$148,309	$148,256
Interest expense	5,063	4,455	19,802	18,383
Provision for income taxes	8,679	8,944	61,352	27,656
Depreciation and amortization	52,686	52,936	215,170	200,189
Non-GAAP EBITDA	109,574	107,664	444,633	394,484
Restructuring and related (credits) charges	(266)	8,497	(1,427)	33,310
Foreign exchange transaction losses	1,704	1,504	3,192	7,977
Gain on sale of certain assets	-	-	(3,694)	-
Other income, net	(161)	(4,992)	(9,685)	(16,761)
Non-GAAP Adjusted EBITDA	$110,851	$112,673	$433,019	$419,010
Adjusted EBITDA Margin	20.3%	21.0%	20.8%	21.6%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2022 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended April 30,		Favorable (Unfavorable)
	2022	2021	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$281,907	$272,030	4%	6%
Research Platforms	16,185	11,325	43%	44%
Total Revenue, net	$298,092	$283,355	5%	8%

Contribution to Profit	$76,985	$68,371	13%	15%
Adjustments:
Restructuring charges	-	316	100%	100%
Non-GAAP Adjusted Contribution to Profit	$76,985	$68,687	12%	15%
Depreciation and amortization	23,759	23,403	-2%	3%
Non-GAAP Adjusted EBITDA	$100,744	$92,090	9%	12%
Adjusted EBITDA margin	33.8%	32.5%

Academic & Professional Learning:
Revenue, net
Education Publishing (2)	$89,533	$97,492	-8%	-7%
Professional Learning	70,864	74,398	-5%	-3%
Total Revenue, net	$160,397	$171,890	-7%	-5%

Contribution to Profit	$28,375	$26,308	8%	9%
Adjustments:
Restructuring (credits) charges	(375)	1,601	#	#
Non-GAAP Adjusted Contribution to Profit	$28,000	$27,909	0%	2%
Depreciation and amortization	16,011	18,240	12%	14%
Non-GAAP Adjusted EBITDA	$44,011	$46,149	-5%	-3%
Adjusted EBITDA margin	27.4%	26.8%

Education Services:
Revenue, net
University Services (3)	$58,566	$64,452	-9%	-9%
Talent Development Services (2) (4)	28,598	16,555	73%	78%
Total Revenue, net	$87,164	$81,007	8%	9%

Contribution to Profit	$1,733	$6,995	-75%	-76%
Adjustments:
Restructuring charges	31	237	87%	87%
Non-GAAP Adjusted Contribution to Profit	$1,764	$7,232	-76%	-76%
Depreciation and amortization	8,781	7,672	-14%	-14%
Non-GAAP Adjusted EBITDA	$10,545	$14,904	-29%	-29%
Adjusted EBITDA margin	12.1%	18.4%

Corporate Expenses:	$(48,662)	$(50,434)	4%	0%
Adjustments:
Restructuring charges	78	6,343	99%	99%
Non-GAAP Adjusted Contribution to Profit	$(48,584)	$(44,091)	-10%	-14%
Depreciation and amortization	4,135	3,621	-14%	-16%
Non-GAAP Adjusted EBITDA	$(44,449)	$(40,470)	-10%	-14%

Consolidated Results:
Revenue, net	$545,653	$536,252	2%	4%

Operating Income	$58,431	$51,240	14%	15%
Adjustments:
Restructuring (credits) charges	(266)	8,497	#	#
Non-GAAP Adjusted Operating Income	$58,165	$59,737	-3%	-2%
Depreciation and amortization	52,686	52,936	0%	2%
Non-GAAP Adjusted EBITDA	$110,851	$112,673	-2%	0%
Adjusted EBITDA margin	20.3%	21.0%

Notes:
(1) The supplementary information included in this press release for the three months and year ended April 30, 2022 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In May 2021, we moved the WileyNXT product offering from Academic & Professional Learning – Education Publishing to Education Services – Talent Development Services. As a result, the prior period results related to the WileyNXT product offering have been included in Education Services - Talent Development Services. The Revenue, Adjusted Contribution to Profit and Adjusted EBITDA for WileyNXT was $1.0 million, $(0.2) million, and $(0.2) million, respectively, for the three months ended April 30, 2021. The Revenue, Adjusted Contribution to Profit and Adjusted EBITDA for WileyNXT was $2.7 million, $(0.7) million, and $(0.7) million, respectively, for the year ended April 30, 2021. There were no changes to our total consolidated financial results.

(3) University Services was previously referred to as Education Services OPM.
(4) Talent Development Services was previously referred to as mthree.
# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)
			% Change
	Year Ended April 30,		Favorable (Unfavorable)
	2022	2021	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$1,057,022	$972,512	9%	8%
Research Platforms	54,321	42,837	27%	27%
Total Revenue, net	$1,111,343	$1,015,349	9%	9%

Contribution to Profit	$294,989	$273,059	8%	9%
Adjustments:
Restructuring charges (credits)	238	(36)	#	#
Non-GAAP Adjusted Contribution to Profit	$295,227	$273,023	8%	9%
Depreciation and amortization	94,899	83,866	-13%	-13%
Non-GAAP Adjusted EBITDA	$390,126	$356,889	9%	10%
Adjusted EBITDA margin	35.1%	35.1%

Academic & Professional Learning:
Revenue, net
Education Publishing (2)	$349,992	$361,194	-3%	-4%
Professional Learning	296,831	280,667	6%	6%
Total Revenue, net	$646,823	$641,861	1%	1%

Contribution to Profit	$112,372	$88,860	26%	26%
Adjustments:
Restructuring (credits) charges	(455)	3,503	#	#
Non-GAAP Adjusted Contribution to Profit	$111,917	$92,363	21%	20%
Depreciation and amortization	69,561	71,997	3%	3%
Non-GAAP Adjusted EBITDA	$181,478	$164,360	10%	10%
Adjusted EBITDA margin	28.1%	25.6%

Education Services:
Revenue, net
University Services (3)	$226,131	$227,700	-1%	-1%
Talent Development Services (2)(4)	98,631	56,591	74%	72%
Total Revenue, net	$324,762	$284,291	14%	14%

Contribution to Profit	$3,281	$19,957	-84%	-84%
Adjustments:
Restructuring charges	8	531	98%	98%
Non-GAAP Adjusted Contribution to Profit	$3,289	$20,488	-84%	-85%
Depreciation and amortization	34,157	29,654	-15%	-15%
Non-GAAP Adjusted EBITDA	$37,446	$50,142	-25%	-26%
Adjusted EBITDA margin	11.5%	17.6%

Corporate Expenses:	$(191,366)	$(196,365)	3%	2%
Adjustments:
Restructuring (credits) charges	(1,218)	29,312	#	#
Non-GAAP Adjusted Contribution to Profit	$(192,584)	$(167,053)	-15%	-16%
Depreciation and amortization	16,553	14,672	-13%	-13%
Non-GAAP Adjusted EBITDA	$(176,031)	$(152,381)	-16%	-16%

Consolidated Results:
Revenue, net	$2,082,928	$1,941,501	7%	7%

Operating Income	$219,276	$185,511	18%	18%
Adjustments:
Restructuring (credits) charges	(1,427)	33,310	#	#
Non-GAAP Adjusted Operating Income	$217,849	$218,821	0%	-1%
Depreciation and amortization	215,170	200,189	-7%	-7%
Non-GAAP Adjusted EBITDA	$433,019	$419,010	3%	3%
Adjusted EBITDA margin	20.8%	21.6%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	April 30,	April 30,
	2022	2021
Assets:
Current assets
Cash and cash equivalents	$100,397	$93,795
Accounts receivable, net	331,960	311,571
Inventories, net	36,585	42,538
Prepaid expenses and other current assets	81,924	78,393
Total current assets	550,866	526,297

Technology, property and equipment, net	271,572	282,270
Intangible assets, net	931,429	1,015,302
Goodwill	1,302,142	1,304,340
Operating lease right-of-use assets	111,719	121,430
Other non-current assets	193,967	196,800
Total assets	$3,361,695	$3,446,439

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$77,438	$95,791
Accrued royalties	101,596	78,582
Short-term portion of long-term debt	18,750	12,500
Contract liabilities	538,126	545,425
Accrued employment costs	117,121	144,744
Short-term portion of operating lease liabilities	20,576	22,440
Other accrued liabilities	95,812	89,490
Total current liabilities	969,419	988,972
Long-term debt	768,277	809,088
Accrued pension liability	78,622	146,247
Deferred income tax liabilities	180,065	172,903
Operating lease liabilities	132,541	145,832
Other long-term liabilities	90,502	92,106
Total liabilities	2,219,426	2,355,148
Shareholders' equity	1,142,269	1,091,291
Total liabilities and shareholders' equity	$3,361,695	$3,446,439

Notes:
(1) The supplementary information included in this press release for April 30, 2022 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended
	April 30,
	2022	2021
Operating activities:
Net income	$148,309	$148,256
Amortization of intangible assets	84,836	74,685
Amortization of product development assets	35,162	34,365
Depreciation and amortization of technology, property, and equipment	95,172	91,139
Other noncash charges	80,050	111,382
Net change in operating assets and liabilities	(104,429)	(99,904)
Net cash provided by operating activities	339,100	359,923

Investing activities:
Additions to technology, property, and equipment	(88,843)	(77,407)
Product development spending	(27,015)	(25,954)
Businesses acquired in purchase transactions, net of cash acquired	(75,703)	(299,942)
Proceeds related to the sale of certain assets	3,375	-
Acquisitions of publication rights and other	(5,838)	(29,851)
Net cash used in investing activities	(194,024)	(433,154)

Financing activities:
Net debt (repayments) borrowings	(10,996)	30,653
Cash dividends	(77,205)	(76,938)
Purchases of treasury shares	(30,000)	(15,765)
Other	(13,437)	14,964
Net cash used in financing activities	(131,638)	(47,086)

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(7,070)	11,629

Change in cash, cash equivalents and restricted cash for period	6,368	(108,688)

Cash, cash equivalents and restricted cash - beginning	94,359	203,047
Cash, cash equivalents and restricted cash - ending	$100,727	$94,359

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (2)

	Year Ended
	April 30,
	2022	2021
Net cash provided by operating activities	$339,100	$359,923
Less: Additions to technology, property, and equipment	(88,843)	(77,407)
Less: Product development spending	(27,015)	(25,954)
Free cash flow less product development spending	$223,242	$256,562

Notes:
(1) The supplementary information included in this press release for the year ended April 30, 2022 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES

In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
• Adjusted Earnings Per Share (Adjusted EPS);
• Free Cash Flow less Product Development Spending;
• Adjusted Contribution to Profit and margin;
• Adjusted Operating Income and margin;
• Adjusted Income Before Taxes;
• Adjusted Income Tax Provision;
• Adjusted Effective Tax Rate;
• EBITDA, Adjusted EBITDA and margin;
• Organic revenue; and
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.

We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.

The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Contribution to Profit. We present both Adjusted Contribution to Profit and Adjusted EBITDA for each of our reportable segments since we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time as it removes the impact of depreciation and amortization expense, as well as a consistent basis to evaluate operating profitability and comparing our financial performance to that of our peer companies and competitors.

For example:

•        Adjusted EPS, Adjusted Contribution to Profit, Adjusted Operating Income, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•        Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends and fund share repurchases and acquisitions.

•        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.

We have not provided our 2023 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.

Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.